Exhibit (h)(4)(cc)

EXHIBIT A

THIS EXHIBIT A, amended and restated as of the date listed below, is Exhibit A to that certain Sub-Administration and Accounting Services Agreement dated as of August 1, 2001, as amended, by and among The Bank of New York Mellon, Pacific Life Insurance Company, and Pacific Funds Series Trust.

PORTFOLIOS

Pacific FundsSM Portfolio Optimization Conservative

Pacific FundsSM Portfolio Optimization Moderate-Conservative

Pacific FundsSM Portfolio Optimization Moderate

Pacific FundsSM Portfolio Optimization Growth

Pacific FundsSM Portfolio Optimization Aggressive-Growth

Pacific FundsSM Core Income

Pacific FundsSM Floating Rate Income

Pacific FundsSM High Income

Pacific FundsSM Short Duration Income

Pacific FundsSM Strategic Income

Pacific FundsSM Diversified Alternatives

Pacific FundsSM Large-Cap

Pacific FundsSM Large-Cap Value

Pacific FundsSM Small/Mid-Cap

Pacific FundsSM Small-Cap

Pacific FundsSM Small-Cap Value

Pacific FundsSM Small-Cap Growth

PF International Value Fund

PF Short Duration Bond Fund

PF Growth Fund

PF Mid-Cap Equity Fund

PF International Large-Cap Fund

PF Small-Cap Value Fund

PF Emerging Markets Fund

PF Managed Bond Fund

PF Inflation Managed Fund

PF Large-Cap Value Fund

PF Developing Growth Fund

PF Real Estate Fund

PF Emerging Markets Debt Fund

PF Currency Strategies Fund

PF Global Absolute Return Fund

PF International Small-Cap Fund

PF Equity Long/Short Fund

PF Multi-Asset Fund

PF Multi-Fixed Income Fund

Effective:                                        July 31, 2018

IN WITNESS WHEREOF, the parties hereto have caused this Exhibit A to be executed by their officers designated below effective as of the date and year first above written.

THE BANK OF NEW YORK MELLON

By:	/s/ J. Reed
Name: Jason Reed
Title: Vice President

PACIFIC LIFE INSURANCE COMPANY

By:	/s/ Howard T. Hirakawa	By:	/s/ Jane M. Guon
	Name: Howard T. Hirakawa		Name: Jane M. Guon
	Title: SVP, Fund Advisor Operations		Title: Secretary

PACIFIC FUNDS SERIES TRUST

By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee
	Name: Howard T. Hirakawa		Name: Laurene E. MacElwee
	Title: Senior Vice President		Title: VP & Assistant Secretary